      As filed with the Securities and Exchange Commission on May 1, 1997
         Post-Effective Amendment No. 1 to Registration No. 333-03943
===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  to FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------

                     STANDARD FEDERAL BANCORPORATION, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                    Michigan                         38-2899274
         (state or Other Jurisdiction of          (I.R.S. Employer
         Incorporation or Organization)          Identification No.)

                         2600 West Big Beaver Road
                           Troy, Michigan  48084
           (Address, Including Zip Code and Telephone Number, Including
              Area Code, of Registrants Principal Executive Offices)
                              ---------------

                                Joseph Krul
                           Senior Vice President
                   Standard Federal Bancorporation, Inc.
                        2600 West Big Beaver Road
                          Troy, Michigan  48044
                              (810) 637-2530
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code of Agent for Service)

                                   Copy to
                             Steven J. Gray, Esq.
                      Vedder, Price, Kaufman & Kammholz
                     222 North LaSalle Street, Suite 2600
                          Chicago, Illinois  60601

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /_/

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

      On May 17, 1996, Standard Federal Bancorporation, Inc. (the "Registrant") filed a Registration Statement on Form S-3 (File No. 333-03943), which was amended by Amendments No. 1 and 2 thereto (the "Registration Statement"), to register $200,000,000 Senior/Subordinated debt securities (the "Debt Securities"). On July 12, 1996, the Registrant filed a pricing supplement to prospectus dated July 10, 1996 and prospectus supplement dated July 10, 1996 relating to the offer and sale of $100,000,000 7 3/4% Fixed Rate Subordinated Notes due July 17, 2006. Pursuant to this Post-Effective Amendment No. 1, the Registrant hereby deregisters the $100,000,000 remaining unsold Debt Securities which were to be issued pursuant to the Registration Statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Standard Federal Bancorporation, Inc., a corporation duly organized and existing under the laws of Michigan, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized, in the City of Troy, and the State of Michigan, 48084, on the 1st day of May, 1997.

                                    STANDARD FEDERAL BANCORPORATION, INC.

                                    By: /s/GARRY G. CARLEY
                                        -------------------------------------
                                        Garry G. Carley, Executive Vice
                                          President and Secretary



Pursuant to Rule 478 of the Regulations under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the Agent for Service named in this amendment to the Registration Statement.

            Signature                       Title                 Date
            ---------                       -----                 ----

/s/ JOSEPH KRUL                     Senior Vice President     May 1, 1997
----------------------------
Joseph Krul


                                       2